EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of February 5th, 2008, by and between Blue Earth Solutions, Inc., a Delaware corporation (the “Employer”), and Paul Slusarczyk (the “Employee”).

WHEREAS, the Employer is in the business of providing recycling of polystryrene and other patented processes and chemical formulas (the “Business”).

WHEREAS, the Employer desires to employ the services of Employee in the capacity of Chief Executive Officer.

WHEREAS, the parties hereto acknowledge and understand that the Employee will be employed in a capacity under which he has fiduciary obligations to the Employer and under which he will have access to Confidential and Proprietary Information (as defined herein) which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer.

WHEREAS, Employee acknowledges that the Employer considers the protections provided by this Agreement necessary to safeguard such Confidential and Proprietary Information, client, employee and supplier relationships as well as other business interests and is willing to employ and continue to employ Employee under the terms and conditions hereunder only if Employee agrees to accept the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Employer and the Employee agree as follows:

1. Employment.  The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

2. Capacity.  The Employee shall initially serve the Employer as CEO as approved by the Board of Directors of the Employer (the “Board of Directors”).  In such capacity or capacities, the Employee shall perform such services and duties in connection with the business, affairs and operations of the Employer and/or any subsidiary or affiliate of the Employer as may be directed, assigned or delegated to the Employee from time to time by the Employer under the authority of the Chief Executive Officer of the Employer.

3. Term.  Subject to the provisions of Section 6, the term of employment pursuant to this Agreement shall be [five] years, beginning on the date hereof and ending on the [fifth] anniversary of the date hereof (the “Term”).

4. Compensation and Benefits.  The compensation and benefits payable to the Employee under this Agreement shall be as follows:

(a) Salary.  For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee a monthly salary of $20,000.00 (the “Salary”) (equivalent to an annual rate of $240,000), subject to additional increases from time to time in the discretion of the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”).  The Salary shall be payable in periodic installments in accordance with the Employer’s usual practice for its senior executives.  On each anniversary of the term of this agreement, the compensation will be increased by 20% (e.g. year 1, salary will be $240,000, year 2, compensation will be $288,000, etc.)

(b) Bonus.  Beginning with the fiscal year ending December 31, 2008, the Employee shall be eligible to participate in an annual incentive program established by the Board of Directors or Compensation Committee to receive an annual bonus, payable on a quarterly basis with such terms as may be established in the sole discretion of the Board of Directors or Compensation Committee.  The Board has also agreed to an Employee incentive bonus of 1% of all gross revenues payable at the end of each month in or kind at 120%.

(c) Benefits.  The Employee shall also be entitled to participate in any standard employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives.  Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan.  Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.  Until such time as the Board of Directors, the Compensation Committee or any administrative or other committee completes the benefit package for all employees, the Employee will have any and all medical expenses reimbursed and be entitled to take 8 weeks vacation not to be taken in greater periods greater than 5 business days in a row.

(d) Taxation of Payments and Benefits.  The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports.  Payments under this Agreement shall be in amounts net of any such deductions or withholdings.  Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

(e) Expense Reimbursement.  The Employer shall reimburse Employee for all reasonable expenses incurred by Employee during the Term in the course of performing Employee’s duties under this Agreement that are consistent with the Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Employer’s requirements applicable generally with respect to reporting and documentation of such expenses.

5. Extent of Service.  During the Employee’s employment under this Agreement, the Employee shall, subject to the direction and supervision of the Chief Executive Officer, devote the Employee’s full business time, attention, energies, best efforts and business judgment, skill and knowledge to the advancement of the Employer’s interests and to the discharge of the Employee’s duties and responsibilities under this Agreement on a full-time basis.  The Employee shall not engage in any other business activity, except as may be approved by the Chief Executive Officer; provided that nothing in this Agreement shall be construed as preventing the Employee from:

(a) investing the Employee’s assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Employee’s part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

(b) engaging in religious, charitable or other community or non-profit activities that do not impair the Employee’s ability to fulfill the Employee’s duties and responsibilities under this Agreement.

6. Termination and Termination Pay.  Notwithstanding the provisions of Section 3, the Employee’s employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

(a) Termination by the Employer for Cause.  The Employee’s employment under this Agreement may be terminated for “cause” without further liability on the part of the Employer effective immediately upon written notice to the Employee.  The following shall constitute “cause” for such termination:

(i) the indictment or conviction of the Employee of any crime involving deceit, dishonesty or fraud (“indictment,” for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

(ii) failure to perform to the reasonable satisfaction of the Board of Directors Employee’s duties, responsibilities and/or services assigned or delegated under this Agreement, which failure, in the reasonable judgment of the Board of Directors in its sole discretion, continues for a period of 15 days after written notice thereof is given to the Employee by the Board of Directors;

(iii) taking or purporting to take any action (including communications with outside parties) on behalf of the Employer that is not properly authorized by the Employer;

(iv) gross negligence, willful misconduct or insubordination of the Employee with respect to the Employer or any affiliate of the Employer; or

(v) material breach and/or non-compliance by the Employee of/with any of the Employee’s obligations under this Agreement or any other agreement between the Employee and the Employer or any affiliate of the Employer.

(b) Termination by the Employee.  The Employee’s employment under this Agreement may be terminated by the Employee by written notice to the Board of Directors at least 60 days prior to such termination.

(c) Termination by the Employer Without Cause.  Subject to Section 6(d)(ii), the Employee’s employment under this Agreement may be terminated by the Employer without cause immediately upon written notice to the Employee.

(d) Certain Termination Pay.

(i) Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee’s employment under this Agreement and Employee or Employee’s estate (as the case may be) shall be entitled to receive (A) the compensation that has been earned and accrued under Section 4(a) but has not yet been paid, (B) any reimbursable expenses which have been incurred but are unpaid, (C) any unexpired vacation days which have accrued under the Employer’s vacation policy but are unused, as of the end of the Term, (D) any option rights or plan benefits which by their terms extend beyond termination of the Employee’s employment (but only to the extent provided in any option theretofore granted to Employee or any other benefit plan in which Employee has participated as an employee of the Employer) and (E) any benefits to which the Employee is entitled under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”).

(ii) In the event of termination of the Employee’s employment with the Employer pursuant to Section 6(c) above and subject to the Employee’s agreement to a release of any and all legal claims in a form satisfactory to the Employer, the Employer shall provide to the Employee the following termination benefits (“Termination Pay”): payment of an amount equal to Employee’s Salary plus maximum stated bonuses for the greater of the remainder of this agreement or a period of 2 [two] years.  Payment of such Termination Pay shall be paid in installments at the times provided in Section 4(a) with regard to the bonuses, but the Employee may opt to take the salary in a lump sum or in preferred stock with a 10% accumulative monthly coupon based on the average market price for the most recent 20 days of the Company’s common stock.

The Employer’s liability for Termination Pay pursuant to Section 6(d)(ii) (A) shall be reduced by the amount of any severance pay due or otherwise paid to the Employee pursuant to any severance pay plan of the Employer and (B) shall be terminated, and the Employee shall be required to refund to the Employer any portion of such Termination Pay previously paid to the Employee, in the event that at any time following termination the Employee breaches or fails to comply with the terms of any agreement between the Employee and the Employer or any affiliate of the Employer.  Notwithstanding the foregoing, nothing in this Section 6(c) shall be construed to affect the Employee’s right to receive continuation of group health plan benefits to the extent authorized and in accordance with federal law (29 U.S.C. § 1161 et seq. (commonly known as “COBRA”)) at Employee’s own cost.

If Employee’s employment is terminated for any reason other than pursuant to Section 6(c), the Employee shall not be entitled to any Termination Pay.  For purposes of clarity, termination of this Agreement and Employee’s employment (A) by reason of expiration of the Term pursuant to Section 3, or (B) by reason of insolvency or commencement of voluntary or involuntary liquidation or bankruptcy of the Employer shall not constitute a termination without cause pursuant to Section 6(c) and shall not entitle Employee to any Termination Pay pursuant to Section 6(d)(ii).  Payments of the Termination Pay set forth in Section 6(d) shall be, to the maximum extent permitted by law, the Employee’s sole remedy for termination without cause under this Agreement.

(e) Death and Disability.  In the event of the death or disability of the Employee, this Agreement and Employee’s employment shall terminate after the full term of this agreement, payments being made to the employee’s wife or stated beneficiary.  For these purposes, “disability” shall be deemed to occur if the Employee is unable to perform the essential functions of the Employee’s then existing position or positions under this Agreement with or without reasonable accommodation, due to the same illness or physical or mental disability for a period of 150 consecutive days, or for a total of 150 days, consecutive or not, during any twelve-month period.  If any question shall arise as to whether during any period the Employee is disabled so as to be unable to perform the essential functions of the Employee’s then existing position or positions with or without reasonable accommodation, the Employee may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Employee or the Employee’s guardian has no reasonable objection as to whether the Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  The Employee shall cooperate with any reasonable request of the physician in connection with such certification.  If such question shall arise and the Employee shall fail to submit such certification, the Employer’s determination of such issue shall be binding on the Employee.  Nothing in this Section 6(e) shall be construed to waive the Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq. and/or under any benefit plan of the Employer.

(f) Cessation of Benefits.  Notwithstanding anything contained in this Section 6 or this Agreement to the contrary, the obligation to make any payments hereunder or otherwise provide benefits shall cease immediately in the event of a breach of Sections 7 or 8 by the Employee.

7. Confidential Information, Noncompetition and Cooperation.

(a) Confidential and Proprietary Information.  As used in this Agreement, “Confidential and Proprietary Information” means all information, whether or not in writing, concerning business, affairs, technology, business relationships or financial affairs of the Employer or any parent, subsidiary or affiliate of the Employer.  Confidential and Proprietary Information includes, without limitation, (i) information concerning any matters affecting or relating to the Business or affairs of the Employer or any division thereof including, but not limited to, financial information, matters, condition, reports, and/or forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, product designs, production techniques and practices, research and development, manufacturing, processes or formulae; projects, services, programs, patterns, devices, methods, compilations of information; software; market or sales information or plans; purchasing, accounting, engineering, marketing, merchandising, selling, advertising, promotions and/or distribution systems or methods; customer lists, vendors, suppliers, contracts; files, books, records; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the Board of Directors or management of the Employer; (ii) information developed by the Employee in the course of the Employee’s employment by the Employer, as well as other information related to the Employer to which the Employee may have access in connection with the Employee’s employment; and (iii) the confidential information of others with which the Employer has a business relationship.  Notwithstanding the foregoing, Confidential and Proprietary Information does not include information in the public domain, unless due to breach of the Employee’s duties under Section 7(b).

(b) Confidentiality.  The Employee understands and agrees that the Employee’s employment creates a relationship of confidence and trust between the Employee and the Employer with respect to all Confidential and Proprietary Information.  At all times, both during the Employee’s employment with the Employer and after its termination, the Employee will keep in confidence and trust all such Confidential and Proprietary Information, and will not use or disclose any such Confidential and Proprietary Information without the prior written consent of the Employer, except as may be necessary in the ordinary course of performing the Employee’s duties to the Employer hereunder.

(c) Documents, Records, etc.  All documents, records, data, material, apparatus, equipment, machines, customer lists,  and other physical or tangible property of the Employer, whether or not constituting or pertaining to Confidential and Proprietary Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee’s employment will be and remain the sole property of the Employer and, except as is necessary or appropriate in the performance of the Employee’s duties under this Agreement during the course and within the scope of his employment with the Employer, shall not be removed from the Employer’s premises without the prior written consent of the Employer.  The Employee will return to the Employer all such materials and property as and when requested by the Employer.  In any event, the Employee will return all such materials and property (including all copies thereof) immediately upon termination of the Employee’s employment for any reason.  The Employee will not retain with the Employee any such material or property or any copies thereof after such termination.

(d) Noncompetition and Nonsolicitation.  During the Term and for three years thereafter, the Employee (i) will not, directly or indirectly, whether as owner, director, officer, affiliate, creditor, partner, shareholder, consultant, agent, principal, employee, employer, co-venturer or otherwise in any individual or representative capacity, engage, participate, assist, hold any interest in, or invest in any Competing Business (as hereinafter defined) or otherwise engage in any activity that competes with the Business of the Employer; (ii) will not directly or indirectly employ, attempt to employ or recruit any person or otherwise solicit, induce, encourage or influence any person to leave employment with the Employer and/or to terminate or otherwise modify adversely to the Employer his or her remunerative relationship with the Employer as an agent or consultant of/to the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Employee’s employment with the Employer); and (iii) will not directly or indirectly call upon or solicit any customer or supplier of the Employer or, induce, encourage or influence any customer or supplier to terminate or otherwise modify adversely to the Employer its business relationship with the Employer.  The Employee understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer’s interest in its Confidential and Proprietary Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.  For purposes of this Agreement, the term “Competing Business” shall mean a business conducted anywhere in North America which is competitive with any business which the Employer conducts, or is actively planning to conduct, as of the date of Employee’s termination of employment with the Employer, including, without limitation, the business of medical screening and testing and Level I and Level II urgent care delivered in either the mobile, retail or workplace setting.  Notwithstanding the foregoing, the Employee may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

(e) Third-Party Agreements and Rights.  The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee’s use or disclosure of information or the Employee’s engagement in any business.  The Employee represents to the Employer that the Employee’s execution of this Agreement, the Employee’s employment with the Employer and the performance of the Employee’s proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party.  In the Employee’s work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(f) Litigation and Regulatory Cooperation.  During and after the Employee’s employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Employee was employed by the Employer and/or of which Employee has knowledge.  The Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times.  During and after the Employee’s employment, the Employee also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer and/or of which the Employee has knowledge.

8. Inventions, Discoveries and Improvements.

(a) Disclosure, Ownership and Assignment.  The Employee agrees that he will make full and prompt disclosure to the Employer of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by the Employee (alone or jointly with others) or under the Employee’s direction during the Term.  The Employee acknowledges that all work performed by him is on a “work for hire” basis, and the Employee acknowledges and confirms that he has assigned and transferred, hereby does assign and transfer, and will assign and transfer, to the Employer and its successors and assigns all of Employee’s right, title and interest in all Developments (and in and to any files, books, records, computer printouts, documents, objects, drawings, specifications, patterns and similar items relating thereto) that (a) relate to the Business of the Employer or any customer of or supplier to the Employer or any of the products or services being researched, developed, manufactured or sold by the Employer or which may be used with such products or services; or (b) result from tasks assigned to the Employee by the Employer; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Employer (“Employer-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

(b) Prior Inventions.  To preclude any possible uncertainty, the Employee has set forth on Exhibit A attached hereto a complete list of Developments that the Employee has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of the Employee’s employment with the Employer that the Employee considers to be the Employee’s property or the property of third parties and that the Employee wishes to have excluded from the scope of this Agreement (“Prior Inventions”). The Employee has also listed on Exhibit A all patents and patent applications in which the Employee is named as an inventor, other than those which have been assigned to the Employer (“Other Patent Rights”).  If Employee executes this Agreement and does not complete and deliver Exhibit A with such executed Agreement, the Employee represents that there are no Prior Inventions or Other Patent Rights.  If, in the course of the Employee’s employment with the Employer, the Employee incorporates a Prior Invention into an Employer product, process or machine or other work done for the Employer, the Employee hereby grants to the Employer a nonexclusive, royalty-free, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use and sell such Prior Invention.  Notwithstanding the foregoing, the Employee will not incorporate, or permit to be incorporated, Prior Inventions in any Employer-Related Development without the Employer’s prior written consent.

(c) Non-Employer-Related Developments.  This Agreement does not obligate the Employee to assign to the Employer any Development which is developed entirely on the Employee’s own time and does not relate to the Business, business efforts or research and development efforts in which, during the period of the Employee’s employment, the Employer actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Employer.  However, the Employee will also promptly disclose to the Employer any such Developments for the purpose of determining whether they qualify for such exclusion.  The Employee understands that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, Section 8 will be interpreted not to apply to any invention which a court rules and/or the Employer agrees falls within such classes.  The Employee also hereby waives all claims to any moral rights or other special rights which the Employee may have or accrue in any Employer-Related  Developments.

(d) Intellectual Property Rights.  The Employee will cooperate fully with the Employer, both during and after the Employee’s employment with the Employer, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Employer-Related Developments.  The Employee will sign all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Employer may deem necessary or desirable in order to protect its rights and interests in any Employer-Related Development.  If the Employer is unable, after reasonable effort, to secure the Employee’s signature on any such papers, the Employee hereby irrevocably designates and appoints each officer of the Employer as the Employee’s agent and attorney-in-fact to execute any such papers on the Employee’s behalf, and to take any and all actions as the Employer may deem necessary or desirable in order to protect its rights and interests in any Employer-Related Development.

9. Injunction.  The Employee agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Employee of the promises set forth in Sections 7 and 8 herein, and that in any event money damages would be an inadequate remedy for any such breach.  Accordingly, subject to Section 10 of this Agreement, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

10. Arbitration of Disputes.   Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Employee’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise under any statute prohibiting employment discrimination, harassment and/or retaliation) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, MA in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.  In the event that any person or entity other than the Employee or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

11. Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce Section 10 of this Agreement, the parties hereby consent to the exclusive jurisdiction of the state courts located in Orlando, FL and the United States District Court for the District of Florida for purposes of enforcing this Agreement.  Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b)

consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

12. Integration.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

13. Assignment; Successors and Assigns, etc. Neither the Employer nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Employee in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its stock, properties or assets to any other corporation, partnership, limited liability company, organization or other entity.  This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs and permitted assigns and designees.  Employee further understands and agrees that his obligations under this Agreement will continue in accordance with its express terms regardless of any changes in his title, position, duties, salary, compensation or benefits or other terms and conditions of employment.

14. Disclosure to Future Employers.  Employee agrees that he will notify any prospective employer, partner or co-venturer of my obligations under Sections 7 and 8 of this Agreement prior to entering into an employment, partnership or other business relationship with such person or entity.

15. Severability and Enforceability. If any term, portion or provision of this Agreement (including, without limitation, any term, portion or provision of any section of this Agreement) shall to any extent be declared or held illegal, invalid, void or unenforceable by a court of competent jurisdiction, in whole or in part, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal, invalid, void or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  To the extent that the scope, time or geographical limitations contained in Section 7 are deemed or held by a court of competent jurisdiction to be overbroad and/or unreasonable and thereby unenforceable, such court shall apply such provision to the extent reasonable and not overbroad by modifying such provision to be limited in scope, time and/or geography to the maximum extent reasonable and enforceable.

16. Waiver; Employer, Board and Committee Determinations.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

Whenever this Agreement requires a determination or resolution of the Board of Directors or a committee thereof, such determination resolution shall be made without the participation or vote of the Employee, to the extent the Employee would otherwise have been permitted to vote.

17. Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person, one (1) business day after delivery to such overnight courier service, or three (3) business days after the date mailed.

18. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Employer.

19. Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida without giving effect to principles of conflicts of law.

20. Headings.  All headings are inserted herein for convenience only and do not form a substantive part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement or any section hereof.

21. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date first set forth above.

EMPLOYER:
Blue Earth Solutions, Inc.

By:
Name:
Title:

EMPLOYEE:

Paul Slusarczyk

EXHIBIT A

Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Employer that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Employer:

           No inventions or improvements

           See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

           Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

           None

           See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________